SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) December 10,1996





                           CPI CORP.
________________________________________________________________
  (exact name of registrant as specified in its charter)



    Delaware                  0-11227              43-1256674
________________________________________________________________
(State or other jurisdiction (Commission file   (IRS Employer
 of incorporation)             Number)       Identification No.)




1706 Washington Avenue, St. Louis, Missouri        63103-1790
________________________________________________________________
(Address of principal executive offices)            (Zip code)




Registrants' telephone number, including area code (314) 231-1575
________________________________________________________________




________________________________________________________________
(Former name or former address, if changes since last report.)

ITEM 5.  OTHER EVENTS


A. On December 10, 1996, CPI Corp. issued the following press release announcing third quarter results.

    CPI CORP. ANNOUNCES THIRD QUARTER RESULTS
      - Gain on formation of joint venture drives net earnings from continuing operations to 54.3% increase, with EPS of 36 cents (28 cents from gain) compared to 24 cents

      - Operating earnings down 36.3%, reflecting soft portrait studio and Prints Plus sales results

    St. Louis, MO., December 9, 1996 - CPI Corp. (NYSE - CPY) said today that third quarter operating earnings declined 36.3% from the prior year's level, due mainly to flat Sears Portrait Studio sales, combined with higher cost of sales and other expenses in that segment. However, a gain from the sale of a share in the company's photofinishing segment (in the formation of a joint venture) resulted in a 54.3% increase in earnings from continuing operations, which without the gain would have declined 64.8%.

    Sales were not comparable in the 16 WEEKS ENDED NOVEMBER 9, 1996 as they reflected a decrease to $145.4 million from $166.2 million in the 16 weeks ended November 11, 1995, while operating earnings decreased to $8.4 million from last year's $13.2 million. Because the joint venture was consumated in the 11th week of the 16-week quarter, revenues for the previously wholly owned photofinishing segment were not reflected in sales for the last five weeks of the quarter, and operating results are non-comparable. General corporate expense decreased from $6.5 million to $5.2 million, while interest expense declined by $0.5 million. Including a $6.2 million gain from the sale of 51% of the Fox Photo, Inc. photofinishing segment to Eastman Kodak Co., earnings from continuing operations totaled $8.0 million compared to last year's $5.2 million. Net earnings were $5.0 million ($3.9 million from the gain) compared to $3.3 million, and earnings per share were 36 cents (28 cents from the gain) versus 24 cents. Including discontinued operations, 1995 net earnings per share were 23 cents.

    For the 40 WEEKS ENDED NOVEMBER 9, 1996, the company recorded earnings from continuing operations of $2.1 million (15 cents per share) compared to $5.4 million (39 cents per share) for last year's comparable period. Including discontinued operations, net earnings per share were 34 cents in 1995.

    For the 52 WEEKS ENDED NOVEMBER 9, 1996, earnings from continuing operations were $14.4 million ($1.03 per share) as compared to $18.0 million ($1.29 per share). Including discontinued operations, net earnings per share were $0.84 as compared to $1.19.

    Commenting on the results, Alyn V. Essman, chairman and chief executive officer said, "Third quarter sales in our PORTRAIT STUDIOS segment were essentially flat at $91.3 million compared to the prior year's $91.2 million. Operating earnings declined to $8.2 million from last year's $12.4 million, due primarily to increased cost of sales, plus higher employment and depreciation expenses."

    Continuing, Essman said, "PHOTOFINISHING segment sales were $36.4 million through the October 4, 1996 consummation of the joint venture, as compared to $58.0 million for the full 1995 third quarter. Operating earnings were $0.4 million, compared to the prior year's loss of $0.1 million. CPI's interest in Fox Photo operations following the formation of the joint venture amounted to a loss of $0.4 million."

    "In our Wall Decor segment, third quarter sales increased to $17.7 million from $17.0 million. The segment recorded an operating loss of $0.2 million compared to last year's operating earnings of $1.0 million. The decline was largely due to higher employment and occupancy expenses associated with new stores opened in the past year, plus weak sales performance in comparable stores, which were 3.1% down from last year's level."

   Concluding, Essman said, "The current year has been a disappointing one. Because of high installation costs, training costs and research and development in the portrait studio operation, we needed a very strong sales increase in the third and fourth quarters to achieve improved profitability. That goal will not be achieved. Customer traffic has been good and we expect sales to exceed last year's, but studio operating profits will be significantly lower than last year. Prints Plus is also having a weak Christmas season so far, and will likely have lower sales and lower profits.

   "Looking forward to 1997, the major technology investments are in place, so we'll be redoubling our efforts to reduce costs and improve profit performance. That is our goal for the coming year."

   CPI is a consumer services company currently operating approximately 1,200 retail locations, including 1,033 Sears
   Portrait Studios in the U.S., Puerto Rico and Canada, and
   156 Prints Plus wall decor locations.

CPI CORP.
CONDENSED STATEMENTS OF EARNINGS - FOR THE 16 WEEKS ENDED
NOVEMBER 9, 1996 (in thousands except per share amounts -
unaudited)
                                  16 Weeks Ended
                              ----------------------
                               11/09/96    11/11/95
                              ----------  ----------
Net Sales:
  Portrait studios            $  91,300   $  91,156
  One-hour photofinishing        36,437      58,028
  Wall decor                     17,698      16,972
                              ----------  ----------
   Total net sales            $ 145,435   $ 166,156

Operating earnings:
  Portrait studios            $   8,222   $  12,399
  One-hour photofinishing           439        (125)
  Wall decor                       (220)        972
                              ----------  ----------
   Total operating earnings       8,441      13,246

General corporate expense         5,189       6,509
                              ----------  ----------
Income from operations            3,252       6,737
Net interest expense              1,145       1,691
Minority interest in affiliate     (430)          -
Gain                              6,180           -
Other income                        150         147
                              ----------  ----------
Earnings from continuing
  operations before income
  taxes                           8,007       5,193

Income tax expense                2,963       1,923
                              ----------  ----------
Net earnings from continuing
  operations                      5,044       3,270
                              ----------  ----------
Losses from discontinued
  operations net of income
  tax benefits                        -         (94)

Loss on disposal net of
  income tax benefits
  of $1,372                           -           -
                              ----------  ----------
  Total losses from
    discontinued operations           -         (94)
                              ----------  ----------
Net earnings                  $   5,044   $   3,176
                              ==========  ==========
Earnings (loss) per
  common share:
  From continuing operations  $    0.36   $    0.24
  From discontinued
    operations                        -       (0.01)
                              ----------  ----------
  Net earnings (loss) per
    common share              $    0.36   $    0.23
                              ==========  ==========
Weighted average number of
  common and common equivalent
  shares outstanding             14,066      14,090
                              ==========  ==========

CPI CORP.
CONDENSED STATEMENTS OF EARNINGS - FOR THE 40 WEEKS ENDED
NOVEMBER 9, 1996 (in thousands except per share amounts -
unaudited)
                                  40 Weeks Ended
                              ----------------------
                               11/09/96    11/11/95
                              ----------  ----------
Net Sales:
  Portrait studios            $ 199,654   $ 196,208
  One-hour photofinishing       114,518     141,937
  Wall decor                     41,371      38,460
                              ----------  ----------
   Total net sales            $ 355,543   $ 376,605

Operating earnings:
  Portrait studios            $  16,109   $  23,819
  One-hour photofinishing            82       1,055
  Wall decor                     (1,498)        426
                              ----------  ----------
   Total operating earnings      14,693      25,300

General corporate expense        14,420      13,374
                              ----------  ----------
Income from operations              273      11,926
Net interest expense              3,153       3,658
Minority interest in affiliate     (430)          -
Gain                              6,180           -
Other income                        480         304
                              ----------  ----------
Earnings from continuing
  operations before income
  taxes                           3,350       8,572

Income tax expense                1,239       3,174
                              ----------  ----------
Net earnings from continuing
  operations                      2,111       5,398
                              ----------  ----------
Losses from discontinued
  operations net of income
  tax benefits                        -        (644)

Loss on disposal net of
  income tax benefits
  of $1,372                           -           -
                              ----------  ----------
  Total losses from
    discontinued operations           -        (644)
                              ----------  ----------
Net earnings                  $   2,111   $   4,754
                              ==========  ==========
Earnings (loss) per
  common share:
  From continuing operations  $    0.15   $    0.39
  From discontinued
    operations                        -       (0.05)
                              ----------  ----------
  Net earnings (loss) per
    common share              $    0.15   $    0.34
                              ==========  ==========
Weighted average number of
  common and common equivalent
  shares outstanding             14,016      13,984
                              ==========  ==========

CPI CORP.
CONDENSED STATEMENTS OF EARNINGS - FOR THE 52 WEEKS ENDED
NOVEMBER 9, 1996 (in thousands except per share amounts -
unaudited)
                                  52 Weeks Ended
                              ----------------------
                               11/09/96    11/11/95
                              ----------  ----------
Net Sales:
  Portrait studios            $ 282,963   $ 279,909
  One-hour photofinishing       160,990     189,775
  Wall decor                     61,636      56,497
                              ----------  ----------
   Total net sales            $ 505,589   $ 526,181

Operating earnings:
  Portrait studios            $  34,902   $  42,553
  One-hour photofinishing         2,328       4,065
  Wall decor                      3,432       5,721
                              ----------  ----------
   Total operating earnings      40,662      52,339

General corporate expense        20,644      19,177
                              ----------  ----------
Income from operations           20,018      33,162

Net interest expense              4,092       5,244
Minority interest in affiliate     (430)          -
Gain                              6,180           -
Other income                        740         475
                              ----------  ----------
Earnings from continuing
  operations before income
  taxes                          22,416      28,393

Income tax expense                8,045      10,442
                              ----------  ----------
Net earnings from continuing
  operations                     14,371      17,951
                              ----------  ----------
Losses from discontinued
  operations net of income
  tax benefits                     (253)     (1,351)

Loss on disposal net of
  income tax benefits
  of $1,372                      (2,428)          -
                              ----------  ----------
  Total losses from
    discontinued operations      (2,681)     (1,351)
                              ----------  ----------
Net earnings                  $  11,690   $  16,600
                              ==========  ==========
Earnings (loss) per
  common share:
  From continuing operations  $    1.03   $    1.29
  From discontinued
    operations                    (0.19)      (0.10)
                              ----------  ----------
  Net earnings (loss) per
    common share              $    0.84   $    1.19
                              ==========  ==========
Weighted average number of
  common and common equivalent
  shares outstanding             14,013      13,929
                              ==========  ==========

CPI CORP.
CONDENSED BALANCE SHEETS - FOR NOVEMBER 9, 1996 AND
NOVEMBER 11, 1995 (in thousands - unaudited)


                                     NOVEMBER 9,   NOVEMBER 11,
                                        1996           1995
                                     -----------   ------------
Assets

  Current assets:
   Cash and short-term investments   $   29,724    $     9,487
   Other current assets                  63,336         83,801
  Net property and equipment            133,167        170,500
  Minority interest                      48,590              -
  Other assets                            4,344         56,676
                                     -----------   ------------
    Total assets                     $  279,161    $   320,464
                                     ===========   ============




Liabilities and stockholders' equity

  Current liabilities                $   52,342    $    92,637
  Long-term obligations                  44,870         54,792
  Other liabilities                       9,022          6,280
  Stockholders' equity                  172,927        166,755
                                     -----------   ------------
    Total liabilities and
      stockholders' equity           $  279,161    $   320,464
                                     ===========   ============


                           SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                          CPI CORP.
                                        (Registrant)






                                 -----------------------------
                                  Barry Arthur
                                  Authorized Officer and
                                  Principal Financial Officer


Dated:  December 10, 1996























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